UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 13, 2008

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2008, the Board of Directors of Merit Medical Systems, Inc. (“Merit”) approved an amendment and restatement of Merit’s non-qualified Deferred Compensation Plan for certain executive officers and other highly compensated management employees (the “Plan”), to be effective as of January 1, 2008.

The principal reason for the amendment of the Plan was to achieve compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409(A)”), and the regulations and other guidance promulgated thereunder.  Section 409A generally governs “non-qualified deferred compensation” arrangements and imposes additional tax and penalties in the event a covered arrangement does not comply with the requirements of Section 409A.  The amendment of the Plan is intended to reflect new requirements imposed by Section 409A with respect to, among other things, the conditions or events governing when distributions may be made, deferral elections, payment elections and the timing of payments.  The amendment of the Plan does not affect the amount of benefits to which Plan participants are or may be entitled under the Plan.

The foregoing description of the amendment of the Plan is not a complete description of all changes made to the Plan and is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 10.1 hereto and incorporated herein by this reference.  A general description of the Plan (prior to the above-described amendment) is also set forth in a proxy statement with respect to Merit’s 2008 annual meeting of stockholders held on May 21, 2008.

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits

10.1                           Merit Medical Systems, Inc. Amended and Restated Deferred Compensation Plan, Effective January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: December 18, 2008	By:	/s/ Kent W. Stanger
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Merit Medical Systems, Inc. Amended and Restated Deferred Compensation Plan, Effective January 1, 2008